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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       __________________________________

                               November 16, 1998
                Date of Report (Date of earliest event reported)


                                  MATTEL, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)


          Delaware                      001-05647              95-1567322
(State or Other Jurisdiction           (Commission            (IRS Employer
     of Incorporation)                 File Number)       Identification Number)


          333 Continental Boulevard, El Segundo, California 90245-5012
          ------------------------------------------------------------
           (Address of principal executive offices)        (zip code)


                                 (310) 252-2000
                                 --------------
               Registrant's telephone number, including area code
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Items 1-4.  Not Applicable.
            --------------

Item 5.     Other Events.
            ------------

     Mattel, Inc. ("Mattel") hereby amends the description of its common stock contained in a Form 8-A declared effective on August 2, 1963. The amended description is as follows:

     Mattel's authorized capital stock as of the date hereof consists of 1,000,000,000 shares of common stock, $1.00 par value per share (the "Common Stock"), 3,000,000 shares of preferred stock, $1.00 par value per share (the "Preferred Stock"), and 20,000,000 shares of preference stock, $.01 par value per share (the "Preference Stock"). Mattel does not presently have outstanding, and Mattel's Certificate of Incorporation does not authorize, any other classes of capital stock. Holders of shares of Common Stock have no preemptive, redemption or conversion rights. The holders of Common Stock are entitled to receive dividends when and as declared by the Mattel Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of Mattel, the holders of Common Stock may share ratably in the net assets of Mattel after preferential payments to holders of Preferred Stock or Preference
     Stock, if any. Each holder of Common Stock is entitled to one vote per share of Common Stock held of record by such holder and may cumulate its votes in the election of directors.

     As of November 6, 1998, there were 287,634,595 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is accompanied by a right to purchase one one-hundredth (128/37,500ths as adjusted to reflect a series of stock splits) of a share of Mattel Series E Junior Participating Preference Stock, $.01 par value per share.

Items 6-8.  Not Applicable.
            --------------

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 16, 1998

                              MATTEL, INC.
                              Registrant

                              By: /s/ Lee B. Essner
                                  ----------------------------------
                              Name:  Lee B. Essner
                              Title: Assistant General Counsel
                                     and Assistant Secretary

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